Exhibit 99.1

For additional information, contact: E.L. Spencer, Jr. President, CEO and Chairman of the Board (334) 821-9200

Press Release – January 28, 2014

Auburn National Bancorporation, Inc. Reports

Record Full Year Net Earnings of $7.1 million, or $1.95 per share;

Fourth Quarter Net Earnings of $1.7 million, or $0.47 per share

Full Year 2013 Results – Compared to Full Year 2012:

•	Net earnings increased 5%

•	Improved profitability – return on average assets of 0.94%, compared to 0.90% in 2012

•	Declining credit costs – provision for loan losses decreased $3.4 million, or 90%

•	NPAs declined by 47%; NPAs to total assets of 1.08% at December 31, 2013, compared to 2.03% in 2012

•	Strong capital position – Tier 1 common equity to total assets of 9.19%.

AUBURN, Alabama – Auburn National Bancorporation (Nasdaq: AUBN) reported net earnings of $1.7 million, or $0.47 per share, for the fourth quarter of 2013, compared to $1.7 million, or $0.46 per share, for the fourth quarter of 2012. For the full year 2013, the Company reported record net earnings of $7.1 million, or $1.95 per share, compared to $6.8 million, or $1.86 per share, for the full year 2012.

Fourth quarter 2013 operating net earnings, which exclude the effects of non-operating items such as securities gains and losses, gain on sale of premises and equipment, gain on sale of affordable housing investments, and prepayment penalties on long-term debt, were approximately $1.7 million, or $0.47 per share, compared to fourth quarter 2012 operating net earnings of approximately $1.6 million, or $0.45 per share. For the full year 2013, operating net earnings were $8.0 million, or $2.19 per share, compared to $6.6 million, or $1.81 per share, for the full year 2012.

E.L. Spencer, Jr., President, CEO and Chairman of the Board, commented: “We are pleased to report record earnings for the full year 2013. Our full year and fourth quarter results reflect a significant decline in the provision for loan losses as asset quality improved in 2013. In addition to maintaining strong capital and liquidity, the Company paid cash dividends of $0.84 per share during 2013.”

Net interest income (tax-equivalent) was $5.6 million for the fourth quarter of 2013, a decrease of 2% compared to the fourth quarter of 2012. However, net interest income (tax-equivalent) for the fourth quarter of 2012 included a $229,000 recovery of interest related to the payoff on a nonperforming construction and land development loan. Excluding the impact of this interest recovery, net interest income (tax-equivalent) increased 2% in the fourth quarter of 2013 compared to the fourth quarter of 2012 despite a decrease in average loans of $16.0 million, or 4%. This increase was primarily due to continued improvement in the Company’s cost of funds as the Company increased its lower-cost noninterest bearing demand deposits, interest bearing demand deposits, and savings and money market accounts and concurrently reduced balances of higher cost certificates of deposit, other time deposits, and long-term debt (i.e. wholesale funding). Average deposits were $653.8 million in the fourth quarter of 2013, an increase of $22.9 million or 4% from the fourth quarter of 2012.

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Reports Full Year and Fourth Quarter Net Earnings /page 2

The Company’s annualized net charge-off ratio was 0.71% in the fourth quarter of 2013, compared to 0.39% in the fourth quarter of 2012. Despite the increase in net charge-offs for the fourth quarter of 2013, the Company’s annualized net-charge off ratio for the full year 2013 was 0.48%, compared to 1.03% for the full year 2012. The Company made no provision for loan losses in the fourth quarter of 2013, compared to $1.1 million in the fourth quarter of 2012. The decrease in the provision for loan losses was primarily due to improvement in the overall credit quality of the loan portfolio, including lower levels of adversely classified and nonperforming loans.

Total noninterest income was $2.1 million in the fourth quarter of 2013, compared to $1.8 million in the fourth quarter of 2012. The increase in total noninterest income was primarily due to a $1.0 million gain on sale of premises and equipment in the fourth quarter of 2013. In November 2013, the Company sold certain real property in downtown Auburn that was no longer used for Company operations and was fully leased to third party tenants. This increase in noninterest income was offset by a decrease in mortgage lending income of $0.5 million, reflecting decreased origination volume, and a $0.1 million decrease in net securities gains (losses), reflecting a net loss of $0.1 million from the December 2013 sale of all remaining trust preferred securities held by the Company. At December 31, 2013, the Company had no remaining investments in trust preferred securities (individual issuer or pooled).

Total noninterest expense was $5.2 million in the fourth quarter of 2013 compared to $4.0 million in fourth quarter of 2012. The increase was primarily due to $1.0 million of prepayment penalties incurred during the fourth quarter of 2013 resulting from the Company’s December 2013 repayment of $10.0 million of long-term debt with an interest rate of 3.58%, and an increase of $0.4 million in net expenses related to other real estate owned (OREO) which was primarily due to fair value write-downs for certain OREO properties. These increases in noninterest expense were offset by a decrease in other noninterest expense of $0.2 million.

Income tax expense was approximately $0.5 million for the fourth quarter of 2013, compared to $0.4 million in the fourth quarter of 2012. The Company’s annualized effective tax rate for the fourth quarter of 2013 was 22.46%, compared to an annualized effective income tax rate of 18.02% for the fourth quarter of 2012. The Company’s effective tax rate increased during the fourth quarter of 2013 compared to the fourth quarter of 2012 primarily because the Company’s annualized effective tax rate for 2012 was reduced by the reversal of a deferred tax valuation allowance related to capital loss carry-forwards.

The Company paid cash dividends of $0.21 per share in the fourth quarter of 2013. At December 31, 2013, the Bank’s regulatory capital was well above the minimum amounts required to be “well capitalized” under current regulatory standards.

About Auburn National Bancorporation

Auburn National Bancorporation, Inc. (the “Company”) is the parent company of AuburnBank (the “Bank”), with total assets of approximately $751 million. The Bank is an Alabama state-chartered bank that is a member of the Federal Reserve System and has operated continuously since 1907. Both the Company and the Bank are headquartered in Auburn, Alabama. The Bank conducts its business in East Alabama, including Lee County and surrounding areas. The Bank operates full-service branches in Auburn, Opelika, Valley, Hurtsboro and Notasulga, Alabama. In-store branches are located in the Kroger and Wal-Mart SuperCenter stores in both Auburn and Opelika. The Bank also operates commercial loan production offices in Montgomery and Phenix City, Alabama. Additional information about the Company and the Bank may be found by visiting www.auburnbank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, costs and revenues, economic conditions in our markets, loan demand, mortgage lending activity, net interest margin, yields on earning assets, securities valuations and performance, interest rates, generally and applicable to our assets and liabilities, loan performance, nonperforming assets, other real estate owned, loan losses, charge-offs, other-than-temporary impairments, collateral values, credit quality, asset sales, and market trends, as well as statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

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Reports Full Year and Fourth Quarter Net Earnings /page 3

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, achievements, or financial condition of the Company or the Bank to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2012 and otherwise in our other SEC reports and filings.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than U.S. generally accepted accounting principles (“GAAP”). The attached financial highlights provide reconciliations between GAAP net earnings and operating net earnings, which exclude gains or losses on items deemed not to reflect core operations, as well as tax-equivalent net interest income and net interest margin, including the presentation of noninterest income, total revenue, noninterest expense, and the calculation of the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes presentations of “operating” and tax-equivalent financial measures provide useful supplemental information regarding the Company’s performance, and that operating net earnings better reflect the Company’s core operating activities. Management utilizes these non-GAAP measures in the calculation of certain of the Company’s ratios, in particular, to analyze on a consistent basis over time the performance of what it considers to be its core operations. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with these measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

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Reports Full Year and Fourth Quarter Net Earnings /page 4

Financial Highlights (unaudited)

Quarter ended December 31,	Years ended December 31,
(Dollars in thousands, except per share amounts)	2013	2012	2013	2012

Results of Operations
Net interest income (a)	$5,621	$5,721	$22,362	$22,539
Less: tax-equivalent adjustment	342	396	1,440	1,642

Net interest income (GAAP)	5,279	5,325	20,922	20,897
Noninterest income	2,140	1,788	7,298	10,483

Total revenue	7,419	7,113	28,220	31,380
Provision for loan losses	—	1,065	400	3,815
Noninterest expense	5,188	4,023	18,412	19,383
Income tax expense	501	365	2,290	1,419

Net earnings	$1,730	$1,660	$7,118	$6,763

Per share data:
Basic and diluted net earnings:
GAAP	$0.47	$0.46	$1.95	$1.86
Operating (b)	0.47	0.45	2.19	1.81
Cash dividends declared	$0.21	$0.205	$0.84	$0.82
Weighted average shares outstanding:
Basic and diluted	3,643,110	3,642,903	3,643,003	3,642,831
Shares outstanding, at period end	3,643,118	3,642,903	3,643,118	3,642,903
Book value	$17.70	$19.26	$17.70	$19.26
Common stock price:
High	$25.75	$24.87	$25.75	$26.65
Low	23.93	20.85	20.80	18.23
Period-end:	25.00	20.85	25.00	20.85
To earnings ratio	12.89	x	11.21	x	12.89	x	11.21	x
To book value	141%	108%	141%	108%
Performance ratios:
Return on average equity (annualized):
GAAP	10.33%	9.30%	10.33%	9.85%
Operating (b)	10.43%	9.05%	11.57%	9.64%
Return on average assets (annualized):
GAAP	0.92%	0.88%	0.94%	0.90%
Operating (b)	0.93%	0.86%	1.05%	0.88%
Dividend payout ratio	44.68%	44.57%	43.08%	44.09%
Other financial data:
Net interest margin (a)	3.20%	3.22%	3.16%	3.21%
Effective income tax rate	22.46%	18.02%	24.34%	17.34%
Efficiency ratio (c)	61.62%	54.08%	54.96%	53.87%
Asset Quality:
Nonperforming assets:
Nonperforming (nonaccrual) loans	$4,261	$10,535	$4,261	$10,535
Other real estate owned	3,884	4,919	3,884	4,919

Total nonperforming assets	$8,145	$15,454	$8,145	$15,454

Net charge-offs	$678	$387	$1,855	$4,011

Allowance for loan losses as a % of:
Loans	1.37%	1.69%	1.37%	1.69%
Nonperforming loans	124%	64%	124%	64%
Nonperforming assets as a % of:
Loans and other real estate owned	2.10%	3.83%	2.10%	3.83%
Total assets	1.08%	2.03%	1.08%	2.03%
Nonperforming loans as a % of total loans	1.11%	2.65%	1.11%	2.65%
Net charge-offs (annualized) as a % of average loans	0.71%	0.39%	0.48%	1.03%
Selected average balances:
Securities	$260,091	$253,765	$263,647	$277,240
Loans, net of unearned income	379,450	395,487	387,130	391,254
Total assets	748,894	755,991	759,770	755,305
Total deposits	653,825	630,950	652,995	631,133
Long-term debt	21,347	47,217	31,518	49,115
Total stockholders’ equity	67,015	71,421	68,918	68,676
Selected period end balances:
Securities	$271,219	$259,475	$271,219	$259,475
Loans, net of unearned income	383,339	398,193	383,339	398,193
Allowance for loan losses	5,268	6,723	5,268	6,723
Total assets	751,343	759,833	751,343	759,833
Total deposits	668,844	636,817	668,844	636,817
Long-term debt	12,217	47,217	12,217	47,217
Total stockholders’ equity	64,485	70,149	64,485	70,149

(a)	Tax equivalent. See “Explanation of Certain Unaudited Non-GAAP Financial Measures” and “Reconciliation of GAAP to non-GAAP Measures (unaudited).”
(b)	Operating measures. See “Explanation of Certain Unaudited Non-GAAP Financial Measures” and “Reconciliation of GAAP to non-GAAP Measures (unaudited).”
(c)	Efficiency ratio is the result of operating noninterest expense divided by the sum of operating noninterest income and tax-equivalent net interest income.

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Reports Full Year and Fourth Quarter Net Earnings /page 5

Reconciliation of GAAP to non-GAAP Measures (unaudited):

	Quarter ended December 31,		Years ended December 31,
(Dollars in thousands, except per share amounts)	2013	2012	2013	2012

Net earnings, as reported (GAAP)	$1,730	$1,660	$7,118	$6,763
Non-operating items (net of 37% statutory tax rate):
Securities losses (gains), net	18	(44)	(410)	(428)
Gain on sale of premises and equipment	(641)	—	(641)	—
Gain on sale of affordable housing investments	—	—	—	(2,059)
Prepayment penalties on long-term debt	640	—	1,909	2,344

Operating net earnings	$1,747	$1,616	$7,976	$6,620

Basic and diluted earnings per share, as reported (GAAP)	$0.47	$0.46	$1.95	$1.86
Non-operating items (net of 37% statutory tax rate):
Securities losses (gains), net	—	(0.01)	(0.11)	(0.12)
Gain on sale of premises and equipment	(0.18)	—	(0.18)	—
Gain on sale of affordable housing investments	—	—	—	(0.57)
Prepayment penalties on long-term debt	0.18	—	0.53	0.64

Operating net earnings per share	$0.47	$0.45	$2.19	$1.81

Net interest income, as reported (GAAP)	$5,279	$5,325	$20,922	$20,897
Tax-equivalent adjustment	342	396	1,440	1,642

Net interest income (tax-equivalent)	$5,621	$5,721	$22,362	$22,539

Noninterest income, as reported (GAAP)	$2,140	$1,788	$7,298	$10,483
Non-operating items:
Securities losses (gains), net	28	(70)	(651)	(679)
Gain on sale of premises and equipment	(1,018)	—	(1,018)	—
Gain on sale of affordable housing investments	—	—	—	(3,268)

Operating noninterest income	$1,150	$1,718	$5,629	$6,536

Total Revenue, as reported (GAAP)	$7,419	$7,113	$28,220	$31,380
Tax-equivalent adjustment	342	396	1,440	1,642
Non-operating items:
Securities losses (gains), net	28	(70)	(651)	(679)
Gain on sale of premises and equipment	(1,018)	—	(1,018)	—
Gain on sale of affordable housing investments	—	—	—	(3,268)

Total Operating Revenue (tax-equivalent)	$6,771	$7,439	$27,991	$29,075

Noninterest expense, as reported (GAAP)	$5,188	$4,023	$18,412	$19,383
Non-operating items:
Prepayment penalties on long-term debt	(1,016)	—	(3,028)	(3,720)

Operating noninterest expense	$4,172	$4,023	$15,384	$15,663

Total stockholders’ equity (GAAP)	$64,485	$70,149	$64,485	$70,149
Unrealized losses (gains) on available for sale securities, net of tax	4,552	(5,174)	4,552	(5,174)
Other deductions	—	(96)	—	(96)

Tier 1 Common Equity (1)	$69,037	$64,879	$69,037	$64,879

(1)	December 31, 2013 total is preliminary.